Filed pursuant to Rule 424(b)(5)
Registration No. 333-251197

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Class A common stock, par value $0.001 per share	5,000,000	$255.39	$1,276,950,000	$139,316

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of our common stock on The New York Stock Exchange on June 4, 2021. The proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale of the shares of common stock registered hereunder.

(2)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act.
(3)

We have previously paid $109,100 in registration fees in connection with the offering of shares of our common stock having an aggregate offering price of up to $1,000,000,000 pursuant to a prospectus supplement filed by us on April 5, 2021 (the “Prior Prospectus Supplement”) to the base prospectus contained in an automatic shelf registration statement on Form S-3 (No. 333-251197) filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2020. As of the date hereof, shares of common stock having a maximum aggregate offering price of $443,308,779.19 remain unsold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, we are partially offsetting the registration fee of $139,316 due in connection with this prospectus supplement by the portion of the registration fee that was previously paid with respect to such unsold shares of common stock ($48,364.98) pursuant to the Prior Prospectus Supplement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 8, 2020)

Up to 5,000,000 Shares

Class A Common Stock

We previously entered into an Open Market Sale AgreementSM, or Sales Agreement, with Jefferies LLC, or Jefferies, on December 8, 2020, relating to shares of our Class A common stock, par value $0.001 per share, or common stock. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time through Jefferies, acting as our sales agent. We have previously sold an aggregate of 3,500,000 shares of our common stock for aggregate gross proceeds of approximately $556,691,221 pursuant to the Sales Agreement and the prospectus supplement filed by us on April 5, 2021. Under this prospectus supplement and the accompanying prospectus, and in accordance with the terms of the Sales Agreement, we may offer and sell up to an additional 5,000,000 shares of our common stock from and after the date hereof.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “GME.” On June 8, 2021, the last reported sale price of our common stock on the NYSE was $300.00 per share. Our common stock has recently experienced extreme volatility in price and trading volume. From January 11, 2021 to June 8, 2021, the closing price of our common stock on the NYSE ranged from as low as $19.94 to as high as $347.51 and daily trading volume ranged from approximately 1,790,000 to 197,200,000 shares. During this time, we have not experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. Investors that purchase shares of our common stock in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines. Please see the section of this prospectus supplement titled “Risk Factors.”

Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of shares of our common stock, but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 1.5% of the gross sales price per share of common stock sold through it as sales agent pursuant to the Sales Agreement. In connection with the sale of shares of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11 regarding the compensation to be paid to Jefferies.

Investing in our common stock involves risks. Before making an investment decision, please carefully read the information under the heading “Risk Factors” on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 filed with the Securities and Exchange Commission on March 23, 2021 and in other filings that we make from time to time after the date hereof that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is June 9, 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We have not, and Jefferies has not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor Jefferies is making an offer to sell shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of common stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

If there is an inconsistency between information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is correct on any date after the respective dates of the prospectus supplement and the accompanying prospectus as applicable, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before investing in our common stock.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “GameStop,” the “Company,” “we,” “us,” “our” or comparable terms are to GameStop Corp., a Delaware corporation, and its consolidated subsidiaries.

The distribution of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” and the offering of the shares of our common stock may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any authorized “free writing prospectus,” you should find out about and observe these restrictions. This prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein, each contain “forward-looking statements” within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Forward-looking statements include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our value-add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.

Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

∎	macroeconomic pressures, including the effects of the COVID-19 pandemic on consumer spending and our ability to keep stores open;

∎	the impact of the COVID-19 pandemic on our business and financial results;

∎	the economic, social and political conditions in the U.S. and certain international markets;

∎

the amounts devoted to strategic investments, including e-commerce capabilities and other business transformation initiatives, and failure to achieve anticipated profitability increases and benefits from such initiatives within the expected time frames or at all;

∎	the cyclicality of the video game industry;

∎	our dependence on the timely delivery of new and innovative products from our vendors;

∎	the impact of technological advances in the video game industry and related changes in consumer behavior on our sales;

∎	our ability to keep pace with changing industry technology and consumer preferences;

∎	decrease in popularity of certain types of video games containing graphic violence;

∎	our ability to react to trends in pop culture with regard to our sales of collectibles and dependence on licensed products for a substantial portion of such sales;

∎	the competitive nature of our industry, including competition from mass retailers, e-commerce businesses, and traditional store-based retailers;

∎	the ability and willingness of our vendors to provide marketing and merchandise support at historical or anticipated levels;

∎	turnover in senior management or our ability to attract and retain executive officers and other key personnel;

∎	our ability to obtain favorable terms from our current and future suppliers and service providers;

∎	the ability of our third party delivery services to deliver products to our retail locations, processing centers and consumers;

∎	the international nature of our business;

∎	foreign currency fluctuations;

∎	change in our global tax rate;

∎	the impact of international crises and trade restrictions and tariffs on the delivery of our products;

∎	our dependence on sales during the holiday selling season;

∎	fluctuations in our results of operations from quarter to quarter;

∎	our ability to de-densify our global store base;

∎	our ability to renew, terminate or enter into new leases on favorable terms;

∎	our ability to maintain strong retail and e-commerce experiences for our customers;

∎	the adequacy of our management information systems;

∎	our reliance on centralized facilities for refurbishment of our pre-owned products;

∎	disruptions to our logistics capabilities or supply chain;

∎	our ability to maintain security of our customer, employee or company information;

∎	potential harm to our reputation, including from cybersecurity breaches;

∎	our ability to maintain effective internal control over financial reporting;

∎	restrictions on our ability to purchase and sell pre-owned video games;

∎	government regulation of the internet, e-commerce and other aspects of our business;

∎	the restrictions contained in our revolving credit facility;

∎	our ability to service our existing indebtedness and our ability to incur additional debt;

∎	the recent turnover in our Board of Directors;

∎	potential future litigation and other legal proceedings;

∎	changes in accounting rules and regulations; and

∎	our ability to comply with federal, state, local and international law.

The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Please refer to the section entitled “Risk Factors” in this prospectus supplement for additional information as to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and investors should not rely upon these forward-looking statements after the date of this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before you invest in our common stock. The other information is important, so please read carefully this prospectus supplement and the accompanying prospectus as well as the information incorporated by reference herein and therein before you invest in our common stock.

GameStop Corp.

We are a leading specialty retailer offering games and entertainment products through our e-commerce properties and thousands of stores. We operate our business in four geographic segments: United States, Canada, Australia and Europe.

Our principal executive office is located at 625 Westport Parkway, Grapevine, Texas 76051, and our telephone number is (817) 424-2000. Our website address is www.gamestop.com. None of the information on, or accessible through, our website is incorporated in or constitutes a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Common stock offered by us from time to time:	Up to 5,000,000 shares of our common stock.

Common stock to be outstanding immediately after this offering:	Up to 76,815,131 shares (as more fully described in the notes following this table), assuming sales of 5,000,000 shares of our common stock in this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time through Jefferies. See the section titled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds of this offering, if any, for general corporate purposes as well as for investing in growth initiatives and maintaining a strong balance sheet. See the section titled “Use of Proceeds” in this prospectus supplement.

Risk Factors:	Investing in our common stock involves risks. You should carefully consider the “Cautionary Statement Regarding Forward-Looking Statements” beginning on page S-1 of this prospectus supplement, “Risk Factors” beginning on page S-6 of this prospectus supplement, “Risk Factors” set forth in our most recent Annual Report on Form 10-K and quarterly or current reports that we subsequently file with the SEC, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding to invest in our common stock.

NYSE symbol:	GME

For additional information concerning our common stock, see “Description of Securities We May Offer—Capital Stock” in the accompanying prospectus.

The number of shares of our common stock to be outstanding immediately after this offering is based on 71,815,131 shares of our common stock outstanding as of June 1, 2021, including 2,435,881 shares of restricted common stock which are subject to forfeiture or our right of repurchase as of such date.

RISK FACTORS

An investment in our common stock involves risks. Before purchasing any securities, you should carefully consider, among other matters, the risk factors set forth below and under the heading “Risk Factors” on page 3 of the accompanying prospectus, as well as the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 filed with the SEC on March 23, 2021 and in other filings that we make from time to time after the date hereof that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations, and could cause the trading price of our common stock to decline, resulting in the loss of all or part of your investment.

The market price of our common stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

The market price of our common stock has fluctuated, and may continue to fluctuate, widely, due to many factors, some of which may be beyond our control. These factors include, without limitation:

∎	“short squeezes”;

∎	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

∎	large stockholders exiting their position in our common stock or an increase or decrease in the short interest in our common stock;

∎	actual or anticipated fluctuations in our financial and operating results;

∎	risks and uncertainties associated with the ongoing COVID-19 pandemic;

∎	the timing and allocations of new product releases including new console launches;

∎	the timing of new store openings or closings;

∎	shifts in the timing or content of certain promotions or service offerings;

∎	the effect of changes in tax rates in the jurisdictions in which we operate;

∎	acquisition costs and the integration of companies we acquire or invest in;

∎	the mix of earnings in the countries in which we operate;

∎	the costs associated with the exit of unprofitable markets, businesses or stores;

∎	changes in foreign currency exchange rates;

∎	negative public perception of us, our competitors, or industry; and

∎	overall general market fluctuations.

Stock markets in general and our stock price in particular have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. For example, on January 28, 2021, our common stock experienced an intra-day trading high of $483.00 per share and a low of $112.25 per share. In addition, from January 11, 2021 to June 8, 2021, the closing price of our common stock on the NYSE ranged from as low as $19.94 to as high as $347.51 and daily trading volume ranged from approximately 1,790,000 to 197,200,000 shares. During this time, we have not experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, a large proportion of our common stock has been and may continue to be traded by short sellers which has put and may continue to put pressure on the supply and demand for our common stock, further influencing volatility in its market price. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply has led to, and may continue to lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.”

A large proportion of our common stock has been and may continue to be traded by short sellers which may increase the likelihood that our common stock will be the target of a short squeeze. A short squeeze has led and could continue to lead to volatile price movements in shares of our common stock that are unrelated or disproportionate to our operating performance or prospectus and, once investors purchase the shares of our common stock necessary to cover their short positions, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment.

Information available in public media that is published by third parties, including blogs, articles, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our shares of common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

A large number of shares of our common stock available for future sale could adversely affect the market price of our common stock and may be dilutive to current stockholders.

The sales of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect the price for our common stock. Our Board of Directors may authorize the issuance of additional authorized but unissued common stock or other authorized but unissued securities at any time, including pursuant to equity incentive plans. In addition, we have filed a registration statement with the SEC, allowing us to offer, from time to time and at any time, equity securities (including common or preferred stock), subject to market conditions and other factors. Accordingly, we may, from time to time and at any time, seek to offer and sell our equity securities, including sales of our common stock in this offering, based upon market conditions and other factors. Sales of our common stock in this offering, if any, could adversely affect the market price of our common stock and may be dilutive to current stockholders.

Future sales of a substantial amount of our common stock in the public markets by our insiders, or the perception that these sales may occur, may cause the market price of our common stock to decline.

Our employees, directors and officers, and their affiliates, hold substantial amounts of shares of our common stock. Sales of a substantial number of such shares by these stockholders, or the perception that such sales will occur, may cause the market price of our common stock to decline. Other than restrictions on trading that arise under securities laws (or pursuant to our securities trading policy that is intended to facilitate compliance with securities laws), including the prohibition on trading in securities by or on behalf of a person who is aware of nonpublic material information, we have no restrictions on the right of our employees, directors and officers, and their affiliates, to sell their unrestricted shares of common stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering, if any, for general corporate purposes as well as for investing in growth initiatives and maintaining a strong balance sheet. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The manner in which we fund tax withholding obligations that will arise upon vesting of outstanding restricted stock awards may result in sales of shares of our common stock into the market, which could cause the market price of our common stock to decline.

Tax withholding obligations arise upon the vesting of shares of restricted stock and these obligations must be satisfied at the time they arise through cash payments to the applicable taxing authorities. We may elect to satisfy tax withholding obligations by withholding and canceling a portion of the shares subject to vesting (sometimes referred to as “share withholding”) and remitting cash to the taxing authorities at the applicable statutory rates on behalf of the holder(s) of applicable awards, which would not involve any offsetting receipt of cash from the employee. The amount of the tax withholding obligations due upon the vesting of shares of restricted stock is dependent on the price of our shares of common stock on the New York Stock Exchange on the applicable vesting date. The higher the price of the shares of our common stock on the vesting date, the higher the tax withholding amount that will be due. The amount of the cash payments that we are required to remit to the applicable taxing authorities could be substantial and could have a negative impact on our liquidity and ability to use funds for operational purposes.

We may in the future implement “sell-to-cover” arrangements with one or more holders of shares of restricted stock to minimize our expenditure of cash to satisfy tax withholding obligations. Under such arrangements, a broker would assist the holder to sell, in the open market, all or a portion of the shares subject to vesting and would remit a portion of the sales proceeds to us. We would in turn remit such amounts to the taxing authorities. Such “sell-to-cover” arrangements would enable us to satisfy tax withholding obligations and remain in a net neutral cash position but would result in the sales of shares of our common stock into the market and such sales could cause the market price of our common stock to decline.

As noted above, our common stock price has recently experienced extreme price fluctuations. Assuming, solely for illustration purposes, a stock price of $249.02 per share (the last reported sale price of our common stock on the New York Stock Exchange on June 1, 2021) upon vesting of all of the shares of restricted stock that are expected to vest during the second quarter of fiscal year 2021, we estimate that the aggregate amount of our tax withholding obligations for which we have arranged, or plan to arrange, for share withholding will be at least $74.6 million, and could be up to $157.2 million depending on whether we arrange for share withholding in respect of vesting events anticipated to occur later in the quarter. Alternatively, if we arranged with the applicable employees for “sales-to-cover” for all awards we anticipate will vest later in the quarter, then approximately 0.3 million shares of our common stock would be sold on the open market (assuming each share was sold at $249.02). The foregoing amounts are illustrative and the actual amount of the tax obligations and the number of shares to be delivered or sold could be higher or lower, depending on the price of our common stock upon vesting, the applicable tax withholding rates then in effect, the price at which any sales to cover were to occur and the number (if any) of restricted stock awards that are forfeited prior to vesting.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to Jefferies to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Jefferies after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Jefferies in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future offerings of debt or equity securities may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including senior or subordinated notes and classes of preferred stock. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our common stock and may result in dilution of owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock, and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stockholdings in us.

USE OF PROCEEDS

Under this prospectus supplement and the accompanying prospectus, and in accordance with the terms of the Sales Agreement, we may issue and sell up to 5,000,000 shares of our common stock, from time to time, through Jefferies. The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds of this offering, if any, for general corporate purposes as well as for investing in growth initiatives and maintaining a strong balance sheet. Please see “Risk Factors—” The manner in which we fund tax withholding obligations that will arise upon vesting of outstanding restricted stock awards may result in sales of shares of our common stock into the market, which could cause the market price of our common stock to decline” in this prospectus supplement.

Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing securities or accounts.

PLAN OF DISTRIBUTION

On December 8, 2020, we entered into a Sales Agreement with Jefferies, under which we may offer and sell shares of our common stock from time to time through Jefferies acting as sales agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. We have previously sold an aggregate of 3,500,000 shares of our common stock for aggregate gross proceeds of approximately $556,691,221 pursuant to the Sales Agreement and the prospectus supplement filed by us on April 5, 2021. Under this prospectus supplement and the accompanying prospectus, and in accordance with the terms of the Sales Agreement, we may offer and sell up to an additional 5,000,000 shares of our common stock from and after the date hereof.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Jefferies the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 1.5% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, paid upon the execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $800,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the New York Stock Exchange on the day following each day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may terminate the Sales Agreement at any time upon ten trading days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a Current Report on Form 8-K filed with the SEC under the Exchange Act and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the common stock offered hereby, as well as certain legal matters relating to us, will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the 52 week periods ended January 30, 2021, February 1, 2020 and February 2, 2019, and the effectiveness of GameStop Corp. internal control over financial reporting as of January 30, 2021 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us and other issuers that file electronically with the SEC, at www.sec.gov. Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider that information a part of this prospectus supplement. Information about us is also available on our website at www.gamestop.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus supplement or in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to the documents that contain such information. The information incorporated by reference is an important part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update this prospectus supplement. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, (i) after the initial filing of this prospectus supplement, and (ii) on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus supplement and the accompanying prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the SEC on March 23, 2021;

2.	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 22, 2021;

3.	Our Quarterly Report on Form 10-Q for the quarter ended May 1, 2021, filed with the SEC on June 9, 2021;

4.

Our Current Reports on Form 8-K, filed with the SEC on January 11, 2021 (only with respect to Items 1.01 and 5.02), February  23, 2021 (only with respect to Item 5.02), March  23, 2021 (only with respect to Item 5.02), April  1, 2021, April  5, 2021 (only with respect to Item 8.01), April  8, 2021 (only with respect to Item 5.02), April  13, 2021 (only with respect to Items 1.02 and 2.04), April  19, 2021 (only with respect to Item 5.02), April 30, 2021 and June 9, 2021 (only with respect to Items 5.02 and 5.07 ); and

5.

The description of our Class  A common stock contained in our Registration Statement on Form 8-A filed October 3, 2005, including any amendment or report filed with the SEC for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus supplement, upon written or telephonic request to us at our principal executive offices at the following telephone number and address: 625 Westport Parkway, Grapevine, Texas 76051, (817) 424-2800, Attn: Investor Relations.

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus supplement, the accompanying prospectus, or any other offering materials we may use. You should assume that the information in this prospectus supplement, the accompanying prospectus, and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus supplement, the accompanying prospectus, or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus supplement forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

PROSPECTUS

GAMESTOP CORP.

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The preferred stock, depositary shares, warrants, purchase contracts, units and subscription rights may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

When we offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “GME.” Any Class A common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Our principal executive offices are located at 625 Westport Parkway, Grapevine, Texas 76051, and our telephone number is (817) 424-2000. Our internet address is www.gamestop.com.

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic and other reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2020.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “GameStop,” the “Company,” “we,” “us,” “our” or comparable terms are to GameStop Corp., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Information about us is also available on our website at https://www.gamestop.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to the documents that contain such information. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the initial filing of the registration statement that contains this prospectus and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the SEC on March 27, 2020 (“Annual Report”);

•	The information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended May 2, 2020, August 1, 2020 and October 31, 2020, filed with the SEC on June 9, 2020, September 9, 2020 and December 8, 2020, respectively;

•

Our Current Reports on Form 8-K, filed with the SEC on March 9, 2020, April  21, 2020, May 19,  2020, June  4, 2020, June  5, 2020, June  18, 2020, June  18, 2020, July  2, 2020, July  6, 2020, September  2, 2020, November  10, 2020 and December 8, 2020; and

•

The description of our Class  A common stock contained in our Registration Statement on Form 8-A filed October 3, 2005, including any amendment or report filed with the SEC for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, upon written or telephonic request to us at our principal executive offices at the following telephone number and address: 625 Westport Parkway, Grapevine, Texas 76051, (817) 424-2800, Attn: Investor Relations.

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

GAMESTOP CORP.

We are a global, digital-first omni-channel video game, consumer electronics, toys, games and collectibles retailer. We were established in 1996 and, as of October 31, 2020, operated approximately 5,000 stores across 10 countries, and offer a broad selection of new and pre-owned video gaming consoles, accessories, monitors, TVs and other consumer electronics and video game titles, in both physical and digital formats. We also offer a wide variety of POP! vinyl figures, collectibles and board games. Through our buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. Our consumer product network also includes www.gamestop.com and Game Informer® magazine, the world’s leading print and digital video game publication. We operate our business in four geographic segments: United States, Canada, Australia and Europe.

Our principal executive office is located at 625 Westport Parkway, Grapevine, Texas 76051, and our telephone number is (817) 424-2000. Our website address is www.gamestop.com. None of the information on, or accessible through, our website is incorporated in or constitutes a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in the securities involves risks. Before purchasing any securities, you should carefully consider the risk factors incorporated by reference in this prospectus, including the risk factors contained in our annual, quarterly and current reports. Additional risk factors specific to particular securities will be detailed in one or more supplements to this prospectus. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our securities to decline and you could lose part or all of your investment. These risks are not the only ones we face. Additional risks not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should consult your financial, legal, tax and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for you.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein, each contain “forward-looking statements” within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Forward-looking statements include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our value-add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks, including, without limitation:

•	macroeconomic pressures, including the effects of COVID-19 on consumer spending;

•	the impact of COVID-19, including government restrictions, on our business and financial results;

•	the impact of COVID-19 on costs and availability of capital;

•	the cyclicality of the video game industry;

•	our dependence on the timely delivery of new and innovative products from our vendors;

•	the impact of technological advances in the video game industry and related changes in consumer behavior on our sales;

•	our ability to keep pace with changing industry technology and consumer preferences;

•	the economic, social and political conditions in the U.S. and certain international markets;

•	the impact of international crises and trade restrictions and tariffs on the delivery of our products;

•	our ability to obtain favorable terms from our suppliers;

•	the international nature of our business;

•	our dependence on sales during the holiday selling season;

•	fluctuations in our results of operations from quarter to quarter;

•	our ability to de-densify our global store base;

•	our ability to renew or enter into new leases on favorable terms;

•	the competitive nature of our industry;

•	our ability to attract and retain executive officers and key personnel;

•	the adequacy of our management information systems;

•	our reliance on centralized facilities for refurbishment of our pre-owned products;

•	our ability to react to trends in pop culture with regard to our sales of collectibles and our dependence on licensed products for a substantial portion of such sales;

•	our ability to maintain security of our customer, employee or company information;

•	potential harm to our reputation;

•	our ability to maintain effective control over financial reporting;

•	our vendors’ ability to provide marketing and merchandise support at historical levels;

•	restrictions on our ability to purchase and sell pre-owned video games;

•	potential decrease in popularity of certain types of video games;

•	changes in our tariff, import/export regulations and global tax rate;

•	potential future litigation and other legal proceedings;

•	potential future actions by activist stockholders;

•	changes in accounting rules and regulations; and

•	our ability to comply with federal, state, local and international law.

The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Please refer to the section entitled “Risk Factors” for additional information as to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and investors should not rely upon these forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

Unless we otherwise specify in an accompanying prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

CAPITAL STOCK

The following description of our shares of Class A common stock and shares of preferred stock sets forth certain general terms and provisions of the shares of Class A common stock and shares of preferred stock to which any prospectus supplement may relate. The terms of our charter and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents, which are incorporated by reference as Exhibits 3.1 and 3.2, respectively, within this registration statement on Form S-3.

Common Stock

Our charter authorizes us to issue up to 300,000,000 shares of Class A common stock, par value $.001 per share (our “common stock”), and up to 5,000,000 shares of preferred stock, par value $.001 per share (our “preferred stock”). As of December 1, 2020, there were 69,746,960 shares of our common stock outstanding.

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors from time to time out of assets or funds legally available for payment, subject to the rights of the holders of our preferred stock, if any.

Each share of our common stock entitles the holder of record to one vote at all meetings of stockholders, and the votes are noncumulative. For business to be properly brought by a stockholder before the annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Secretary of the Company and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice of intention to make a nomination or to propose other business at the annual meeting must either (i) be sent to the Company in compliance with the requirements of SEC Rule 14a-8, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not earlier than the 120th day and not later than the 90th day prior to the anniversary of the date the immediately preceding annual meeting of stockholders or, if the date of the annual meeting of stockholders is more than 25 days earlier or later than such anniversary date, then not later than the close of business on the 10th day after public disclosure of the meeting date.

Our bylaws may be amended or repealed, and new bylaws may be adopted, either by our board of directors or by the affirmative vote of at least 80% of the voting power of all then outstanding shares of capital stock.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of our common stock will be entitled to share ratably in any of the assets available for distribution after we have paid in full all of our debts and after holders of our outstanding shares of preferred stock, if any, have been paid in full their liquidation preferences.

Our outstanding shares of common stock are fully paid and nonassessable. Holders of our common stock have no preemptive or preferential rights. Shares of our common stock are not convertible into shares of any other class of capital stock.

Preferred Stock

Our charter authorizes us to issue up to 5,000,000 shares of preferred stock, in one or more series, and to determine the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. Subject to the determination of our board of directors in any certificate or designation for a series of preferred stock, our preferred stock would generally have preference over common stock with respect to the payment of dividends and the distribution of assets in the event we were to liquidate, dissolve or wind up our affairs. We currently have no shares of preferred stock outstanding.

Anti-Takeover Provisions

Charter

Our charter and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. Our charter contains a provision expressly stating that we are not subject to Section 203 of the Delaware General Corporation Law, which would otherwise restrict certain transactions with an interested stockholder.

Stockholder Action; Special Meeting Of Stockholders

Our charter and bylaws further provide that special meetings of our stockholders may be called only by the Chairman of the Board of directors, the Chief Executive Officer or a majority of the board of directors.

Authorized But Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DEPOSITARY SHARES

The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

We may, at our option, elect to offer fractional interests in shares of a series of preferred stock as depositary shares, rather than full shares of preferred stock. In such event, we will issue depositary receipts for those depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the related prospectus supplement.

Shares of any series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement, between us and a bank or trust company selected by us. We refer to this entity as a Preferred Stock Depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the Preferred Stock Depositary with respect to those depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all of the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, conversion, exchange, redemption, and liquidation rights, if any).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of preferred stock as described in the applicable prospectus supplement. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of a series of preferred stock to the record holders of depositary receipts relating to that preferred stock in proportion, insofar as possible, to the number of the depositary receipts owned by those holders on the relevant record date (subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary). The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the Preferred Stock Depositary and added to and treated as part of the next sum received by such Preferred Stock Depositary for distribution to record holders of depositary shares then outstanding.

In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of depositary shares entitled thereto, in proportion to the number of such depositary shares owned by those holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the public or private sale of such property and distribution of the net proceeds therefrom to holders of depositary shares.

The amount so distributed to record holders of depositary receipts in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Preferred Stock Depositary on account of taxes. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from redemption, in whole or in part, of such class or series of preferred stock held by the Preferred Stock Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and other amounts per share, if any, payable in respect of such class or series of preferred stock. Whenever we redeem preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by pro rata (as nearly as may be practicable without creating fractional depositary shares), or by any other methods that may be determined to be equitable by the Preferred Stock Depositary.

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares with respect to those depositary shares will cease, except the right to receive the redemption price upon that redemption. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date those funds are so deposited.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to record holders of the depositary receipts evidencing the depositary shares of such class or series of preferred stock. Each record holder of the depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the related class or series of preferred stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by those depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing those shares of preferred stock. The Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is taken in good faith and does not result from the negligence or willful misconduct of the Preferred Stock Depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of related preferred stock as set forth in the related prospectus supplement.

Conversion and Exchange of Preferred Stock

The depositary shares are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the related prospectus supplement relating to an offering of depositary shares, a record holder of depositary receipts may have the right or obligation to surrender such depositary receipts to the Preferred Stock Depositary, with written instructions to the Preferred Stock Depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares, as evidenced by such depositary receipts, into whole shares of common stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the Preferred Stock Depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), upon payment of any unpaid amount due to the Preferred Stock Depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts will be entitled to delivery at such office, to or upon such owner’s order, of the number of whole shares of preferred shares and all money and other property, if any, represented by the depositary shares. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. Partial shares of preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may be amended at any time by agreement between us and the Preferred Stock Depositary. However, amendments, if any, which materially and adversely alter the rights of holders of depositary receipts or that would be materially and adversely inconsistent with the rights of holders of the underlying preferred stock, will be ineffective unless the amendment has been approved by the existing holders of at least a majority of the depositary shares then outstanding under the deposit agreement. Every holder of outstanding depositary receipts at the time of any such amendment, if any, becomes effective shall be deemed, by continuing to hold its depositary receipts, to consent to the amendment and to be bound by the applicable deposit agreement as amended thereby.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the Preferred Stock Depositary if a majority of each class or series of preferred stock subject to the deposit agreement consents to its termination, whereupon the Preferred Stock Depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts, together with any other property held by the Preferred Stock Depositary with respect to those depositary receipts. Additionally, a deposit agreement will automatically terminate if:

•	all outstanding depositary shares related thereto have been redeemed;

•

there has been a final distribution in respect of the preferred stock underlying those depositary shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts; or

•	each share of related preferred stock has been converted into our capital stock not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the Preferred Stock Depositary’s fees and charges in connection with the initial deposit of the preferred stock and initial issuance of depositary receipts and any redemption or conversion of the preferred stock. Holders of depositary receipts will pay all other transfer and other taxes, governmental charges, and fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

A Preferred Stock Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove any Preferred Stock Depositary. Any such resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary and that successor Preferred Stock Depositary’s acceptance of the appointment. The successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company.

Miscellaneous

The Preferred Stock Depositary will forward all reports and communications which we deliver to the Preferred Stock Depositary and which we are required or otherwise determine to furnish to holders of the preferred stock.

Neither we nor any Preferred Stock Depositary will be liable if we are or it is prevented or delayed by law or any circumstance beyond our or its control in performing our or its obligations under a deposit agreement. Our obligations and the obligations of any Preferred Stock Depositary under a deposit agreement will be limited to performing in good faith our and its respective duties thereunder (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), without negligence, gross negligence or willful misconduct. We and any Preferred Stock Depositary will not be obligated under the deposit agreement to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of any preferred stock represented thereby unless satisfactory indemnity is furnished. We and the Preferred Stock Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed and presented by the proper party or parties.

In the event the Preferred Stock Depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from us.

WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrants. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may offer, by means of this prospectus and the accompanying prospectus supplements, warrants for the purchase of our common stock, preferred stock or depositary shares. We may issue warrants independently or together with other securities by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	a discussion of material U.S. federal income tax considerations;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of our common stock, preferred stock and/or depositary shares, as the case may be, at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock and/or depositary shares that the warrant holder has purchased, as the case may be. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a unit that consists of a stock purchase contract and warrants. The stock purchase contracts may require us to make periodic payments to the holders of the units or require the holders of the units to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the title of any series of units;

•	the designation and terms of the units and of the securities comprising the units;

•

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	whether the units will be issued in fully registered or global form;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	a discussion of material U.S. federal income tax considerations;

•	whether the units will be listed on any securities exchange; and

•	any other material terms of the units and their constituent securities.

SUBSCRIPTION RIGHTS

The following description contains general terms and provisions of subscription rights to which any prospectus supplement may relate. The particular terms of the subscription rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the subscription rights so offered will be described in the prospectus supplement relating to such subscription rights. For more information, please refer to the provisions of the subscription rights agreement and subscription rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the subscription rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue subscription rights to purchase common stock, preferred stock or depositary shares. These subscription rights may be issued independently or together with any other security offered by any prospectus supplement, and may be attached to or separate from such securities. These subscription rights may be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers, as specified in the applicable prospectus supplement relating to that particular issue of subscription rights, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The subscription rights will be issued under a separate subscription agreement, to be entered into between us and a bank or trust company, as specified in the prospectus supplement relating to that particular issue of subscription rights.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights being issued;

•	the number and terms of the shares of common stock, preferred stock or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable, including the date, if any, on and after which the subscription rights may be transferrable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the minimum or maximum number of subscription rights which may be exercised at any one time;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	through forward or other derivative transactions relating to the securities being registered hereunder; or

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange, or NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Certain legal matters with respect to the securities to be offered by us by means of this prospectus will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the 52 week period ended February 1, 2020, for the 52 week period ended February 2, 2019 and for the 53 week period ended February 3, 2018, and the effectiveness of GameStop Corp. internal control over financial reporting as of February 1, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Up to 5,000,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

June 9, 2021